UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 2, 2009
The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339

(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas	75219

(Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     By a press release issued on March 2, 2009, The Hallwood Group Incorporated (the “Company”) clarified that the Hallwood Energy, L.P. bankruptcy does not include the Company.
     On March 1, 2009, Hallwood Energy, L.P. and certain of its affiliates filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.
     The Company stated that the bankruptcy filing was only by Hallwood Energy, the general partner of Hallwood Energy and Hallwood Energy’s subsidiaries. The Company is only an investor in and creditor of Hallwood Energy. The bankruptcy filing does not include the Company or any other of the Company’s assets. The Company continues to own Brookwood Companies Incorporated, which continues to operate in the normal course of business. Reference is made to the press release filed as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated by reference herein.
     By filing this Current Report on Form 10-K, the registrant does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The registrant assumes no obligation to update or supplement forward-looking statements in this statement that become untrue because of new information, subsequent events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2009	THE HALLWOOD GROUP INCORPORATED
	By:	/s/ Joseph Koenig
Joseph Koenig, Treasurer

EXHIBIT INDEX

No.	Exhibit Name

99.1	Press Release of The Hallwood Group Incorporated issued on March 2, 2009